UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009 (December 1, 2008)

                   RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 5, 2008, Rurban Financial Corp. (“Rurban”) filed a Current Report on Form 8-K to report the completion of Rurban’s acquisition of NBM Bancorp, Incorporated (“NBM Bancorp”) and its wholly-owned subsidiary, National Bank of Montpelier (the “NBM Acquisition”).  In accordance with Item 9.01(a) and (b) of Form 8-K, Rurban stated in the December 5, 2008 Form 8-K that it would file the financial statements and pro forma financial information called for by those Items by amendment to the December 5, 2008 Form 8-K within 71 calendar days.  Rurban has subsequently determined that none of the financial statements or pro forma financial information called for by Item 9.01(a) and (b) of Form 8-K is required to be filed with respect to the NBM Acquisition because the NBM Acquisition does not satisfy the applicable thresholds under Rule 3-05(b)(2) of Regulation S-X (or Rule 8-04(b) of Regulation S-X).  This Form 8-K/A (Amendment No. 1) is being filed to amend Item 9.01(a) and (b) of the December 5, 2008 Form 8-K accordingly.

Item 2.01. – Completion of Acquisition or Disposition of Assets.

On December 1, 2008, Rurban completed the acquisition of NBM Bancorp and its wholly-owned subsidiary, National Bank of Montpelier, headquartered in Montpelier, Ohio, pursuant to the terms of the Agreement and Plan of Merger dated as of May 22, 2008 (the “Merger Agreement”).  As contemplated by the Merger Agreement, the acquisition was effected through the merger of Rurban Merger Corp., a newly-formed subsidiary of Rurban, into NBM Bancorp, immediately followed by the merger of the surviving corporation into Rurban.

Following the completion of the merger transactions described above, National Bank of Montpelier was merged into The State Bank and Trust Company (“State Bank”), a wholly-owned subsidiary of Rurban, effective as of December 1, 2008.  As a result of this merger, the five banking offices of National Bank of Montpelier, located in Williams County, Ohio, became banking offices of State Bank.  At September, 30, 2008, National Bank of Montpelier had total assets of $106.3 million, loans of $45.7 million and deposits of $87.8 million.

As a result of the merger and in accordance with the terms of the Merger Agreement, each of the shares of common stock of NBM Bancorp outstanding at the time of the merger was converted into the right to receive $113.98 in cash.  NBM Bancorp had 219,334 shares of common stock outstanding at the time of the merger, which will result in the payment by Rurban of approximately $25 million in aggregate cash consideration to the shareholders of NBM Bancorp in the merger.

Rurban issued a news release on December 1, 2008, announcing the closing of the acquisition of NBM Bancorp and National Bank of Montpelier.  A copy of the news release is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None Required.

(b)	Pro Forma Financial Information.

None Required.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 22, 2008, by and among Rurban Financial Corp., Rurban Merger Corp. and NBM Bancorp, Incorporated (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Rurban Financial Corp. filed on May 23, 2008 (File No. 0-13507))

99.1
News release issued by Rurban Financial Corp. on December 1, 2008 (previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Rurban Financial Corp. on December 5, 2008 (File No. 0-13507))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: February 17, 2009	By: /s/ Duane L. Sinn
Duane L. Sinn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K/A
Dated February 17, 2009

Rurban Financial Corp.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 22, 2008, by and among Rurban Financial Corp., Rurban Merger Corp. and NBM Bancorp, Incorporated (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Rurban Financial Corp. filed on May 23, 2008 (File No. 0-13507))

99.1
News release issued by Rurban Financial Corp. on December 1, 2008 (previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Rurban Financial Corp. on December 5, 2008 (File No. 0-13507))